UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Barclays Bank PLC

(Exact name of Registrant as Specified in Its Charter)

England	None
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Churchill Place, London, England	E14 5HP
(Address of Principal Executive Office)	(Post Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
American Depositary Shares, Series 3 Non-Cumulative Callable Dollar Preference Shares, Series 3	New York Stock Exchange New York Stock Exchange*

*	Application is made for listing only in connection with the registration of American Depositary Shares pursuant to the requirements of the New York Stock Exchange.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-145845

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

On August 31, 2007, Barclays Bank PLC (the “Registrant”) filed a Registration Statement on Form F-3 which included a prospectus (the “Prospectus”) relating to the Registrant’s Debt Securities, Preference Shares and American Depositary Shares. On September 10, 2007, the Registrant filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 a prospectus supplement dated September 6, 2007 (the “Prospectus Supplement”) to a prospectus (the “Prospectus”) relating to the securities to be registered hereunder. The Registrant incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Description of Preference Shares” and “Tax Considerations” in the Prospectus and the information contained in the sections captioned “Description of Preference Shares”, “Description of American Depositary Receipts” and “Tax Considerations” in the Prospectus Supplement, each of which supercedes the corresponding information contained in the Prospectus.

Item 2. Exhibits.

1.1	Memorandum and Articles of Association of the Registrant, as amended on September 5, 2007 (incorporated by reference to Form 6-K (File No. 001-10257) filed with the Commission on September 13, 2007).

1.2	Special resolutions passed by the Registrant’s shareholder on September 7, 2007 (incorporated by reference to Form 6-K (File No. 001-10257) filed with the Commission on September 13, 2007).

1.3	Form of global share warrant to bearer representing Non-Cumulative Callable Dollar Preference Shares, Series 3 (the “Preference Shares”).

1.4	Form of American Depositary Receipt evidencing American Depositary Shares (the “ADSs”) each representing one Preference Share (incorporated by reference to the prospectus filed under Rule 424(b)(3) (File No. 333-145829) filed with the Commission on September 13, 2007).

1.5	Form of Deposit Agreement among the Bank, The Bank of New York and all holders from time to time of American Depositary Receipts issued thereunder (incorporated by reference to Exhibit 1 to the Registration Statement on Form F-6 (File No. 333-145829) filed with the Commission on August 31, 2007).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Barclays Bank PLC
(Registrant)

Date: September 13, 2007	By:	/s/ Patrick Gonsalves
	Name:	Patrick Gonsalves
	Title:	Joint Secretary